Exhibit 10.15(a)

EXPRESSJET AIRLINES, INC.

1600 SMITH

HOUSTON, TX   77002

April 24, 2002

Dear Mr. Nides:

            You currently have Flight Privileges pursuant to your employment agreement with ExpressJet Airlines, Inc. (the “Company”), to which Continental Airlines, Inc. (“Continental”) is a party for certain purposes. Capitalized terms used in this letter agreement are used with the same meanings ascribed to them in your employment agreement.

            The last paragraph contained in Section 4.4 of your employment agreement is hereby amended to read in its entirety as follows:

            “Flight Privileges are intended to be used solely for personal reasons and may not be used for business purposes (other than, with respect to Flight Privileges on the CO system, business purposes on behalf of the Company (during the term of the Capacity Purchase Agreement between the Company and Continental) or Continental, and with respect to Flight Privileges on the System (excluding the CO system), business purposes on behalf of Continental (during the term of such Capacity Purchase Agreement) or the Company). Accordingly, notwithstanding any provision herein to the contrary, credit availability on Employee’s UATP card (or any Similar Card) may be suspended, and Employee’sUATP card (or any Similar Card) may be revoked or cancelled, if Employee’s UATP card (or any Similar Card) is used for business purposes (other than as described above) and, after receiving written notice from the Company (or Continental if such non-allowable usage is on Continental or any of its affiliates or any successor or successors thereto) to cease such usage, Employeeagain uses his UATP card (or any Similar Card) for any business purpose (other than as described above). The parties hereto agree that Continental’s obligations regarding Flight Privileges are limited to each airline operated by Continental or any of its affiliates or any successor or successors thereto (the “CO system”), and that the Company’s obligations regarding Flight Privileges extend to the System other than the CO system.”

            If you agree with the foregoing, please sign the enclosed copy of this letter agreement, whereby this letter agreement shall be a binding agreement among you, the Company and  Continental and shall amend your employment agreement accordingly.

Sincerely,

EXPRESSJET AIRLINES, INC.	CONTINENTAL AIRLINES, INC.
By:______________________	By:______________________
James B. Ream President and Chief Executive Officer	Michael H. Campbell Senior Vice President Human Resources and Labor Relations

Agreed